                                                                     EXHIBIT 1.1

                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                     May 1, 1997

                                TERMS AGREEMENT

To: COMDISCO, INC.
    6111 North River Road
    Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated November 18, 1996

                            Senior Debt Securities
                            ----------------------
Title of Senior Debt Securities:        6.50% Notes Due
                                        April 30, 1999

Principal amount to be issued:          $250,000,000

Current ratings:                        Moody's Investors Service, Inc.:      Baa1
                                        Standard & Poor's:                    BBB+
                                        Duff & Phelp Credit Rating Co.:       BBB+

Interest rate:                          6.50%

Interest Payment Dates:                 April 30 and October 30 of each year, commencing
                                        October 30, 1997

Date of Maturity:                       April 30, 1999

Form and Denomination:                  Fully registered in denominations of $1,000 and
                                        integral multiples thereof.

Redemption provisions:                  None

Sinking Fund requirements:              None

Delayed Delivery Contracts:             Not authorized

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Public offering price:              99.808% plus accrued interest, if any, from
                                    May 6, 1997

Underwriting Discount:              .300%

Closing Date and location:          May 6, 1997 in offices of McBride
                                    Baker & Coles, 500 West Madison Street,
                                    40th Floor, Chicago, Illinois 60661

Rating Agencies applicable          Moody's Investors Service, Inc.,
to Sections 4 and 9 of              Standard & Poor's
the Underwriting Agreement:         and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Note representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                             Principal
Underwriter                                                    Amount
-----------                                                  ---------

Smith Barney Inc.                                           $ 50,000,000

BancAmerica Securities, Inc.                                $ 50,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated          $ 50,000,000

NationsBanc Capital Markets, Inc.                           $ 50,000,000

Salomon Brothers Inc                                        $ 50,000,000

     TOTAL                                                  $250,000,000
                                                            ============


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

               [SIGNATURE PAGE FOR MAY 1, 1997 TERMS AGREEMENT]

                                           SMITH BARNEY INC.


                                           By: /s/Christopher Lynch
                                               ---------------------------------
                                           Its:  Authorized Signatory

                                           BANCAMERICA SECURITIES, INC.


                                           By: /s/Mark Dawley
                                               ---------------------------------
                                           Its:  Authorized Signatory

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                           By: /s/Stephen Moss
                                               ---------------------------------
                                           Its:  Authorized Signatory

                                           NATIONSBANC CAPITAL MARKETS, INC.


                                           By: /s/Douglas J. Fink
                                               ---------------------------------
                                           Its:  Authorized Signatory

                                           SALOMON BROTHERS INC


                                           By: /s/Howard Hiller
                                               ---------------------------------
                                           Its:  Authorized Signatory


Accepted:

COMDISCO, INC.


By: /s/Edward A. Pacewicz
    --------------------------------
Its:  Authorized Signatory

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